UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2021
____________________
EXICURE, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 1, 2021, the Board of Directors (the “Board”) of Exicure, Inc. (the “Company”) appointed Elias D. Papadimas as the Company’s Chief Accounting Officer, and designated Mr. Papadimas as the principal accounting officer of the Company. As previously reported, the Company announced the appointment of Brian C. Bock as the Company’s Chief Financial Officer, effective May 13, 2021. Mr. Bock remains the principal financial officer of the Company, and David A. Giljohann, Ph.D. remains the principal executive officer of the Company.

Mr. Papadimas joined the Company in April 2015 and most recently held the position of Vice President, Controller. Prior to joining the Company, Mr. Papadimas served as senior manager, technical accounting and external reporting at Beam Suntory from July 2011 to August 2014. Prior to that, Mr. Papadimas held various positions in financial reporting, technical accounting and accounting operations with Aon Hewitt from September 2004 to July 2011, Nicor Gas from February 2003 to September 2004, and Heller Financial, Inc. from June 1997 to July 2002. Mr. Papadimas received his B.S. in accountancy from the University of Illinois at Urbana-Champaign and is a certified public accountant (CPA) in Illinois.

In connection with Mr. Papadimas’ appointment, the Compensation Committee of the Board approved an increase to Mr. Papadimas’ annual base salary from $285,000 to $300,000, effective June 1, 2021. The Compensation Committee also increased Mr. Papadimas’ target bonus percentage from 25% to 30% of his annual base salary. The payment of awards under the Company’s annual cash incentive bonus program is subject to the attainment of certain Company performance goals set by the Compensation Committee of the Board. Mr. Papadimas will continue to be eligible to participate in the Company’s employee benefit, welfare and other plans, as may be maintained by the Company from time to time, on a basis no less favorable than those provided to other similarly-situated executives of the Company.

There are no arrangements or understandings between Mr. Papadimas and any other person pursuant to which he is being appointed as Chief Accounting Officer or the principal accounting officer of the Company. Mr. Papadimas has no family relationship with any of the executive officers or directors of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2021	EXICURE, INC.

	By:	/s/ David A. Giljohann
David A. Giljohann, Ph.D.
Chief Executive Officer